                                                                     EXHIBIT 5.1





                         [LETTERHEAD OF ANDREWS & KURTH
                      MAYOR, DAY, CALDWELL & KEETON L.L.P.]



                                  April 1, 2002


Alliance Management GP, LLC
1717 South Boulder Avenue
Tulsa, Oklahoma 74119

Ladies and Gentlemen:

         We have acted as counsel to Alliance Resource Partners, L.P., a Delaware limited partnership (the "Partnership"), and Alliance Resource Management GP, LLC, a Delaware limited liability company and the managing general partner of the Partnership (the "General Partner"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of, among other securities, (i) common units representing limited partnership interests in the Partnership ("Primary Common Units"), (ii) debt securities ("Debt Securities") of the Partnership, in the case of clauses (i) and (ii), to be offered by the Partnership and having an aggregate initial public offering price not to exceed U.S. $200,000,000, and
(iii) an additional 4,608,046 common units representing limited partnership interests in the Partnership to be offered by the selling unitholders named in the Registration Statement (the "Secondary Common Units," and with the Primary Common Units, the "Common Units"), in the case of clauses (i), (ii) and (iii), on terms to be determined at the time of the offering. The Secondary Common Units include 3,211,266 units issuable upon conversion of subordinated units representing limited partner interests in the Partnership ("Subordinated Units"). The Common Units and the Debt Securities are collectively referred to herein as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement or in the applicable Indenture, as the case may be.

         The Debt Securities will be issued pursuant to (i) a senior indenture (the "Senior Indenture") or (ii) a subordinated indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Partnership and a financial institution to be named therein, as trustee (the "Trustee"), substantially in the forms attached as Exhibits 4.1 and

4.2 to the Registration Statement, and each as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities.

         In arriving at the opinions expressed below, we have examined (i) the Certificate of Limited Partnership and the First Amended and Restated Agreement of Limited Partnership (the "Limited Partnership Agreement") of the Partnership, as amended to date, (ii) the Certificate of Formation and the Amended and Restated Operating Agreement of the General Partner, as amended to date, (iii) the Registration Statement, (iv) the Prospectus, (v) the Senior Indenture and the Subordinated Indenture and (vi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Partnership and the General Partner and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the originals of all documents supplied to us as certified, photostatic, faxed or conformed copies. In conducting our examination of documents executed by parties other than the Partnership and the General Partner, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

         In rendering the opinions expressed below with respect to the Securities, we have assumed that (i) the Certificate of Limited Partnership of the Partnership and the Limited Partnership Agreement will not have been amended in any manner that would affect any legal conclusion set forth herein, (ii) the Certificate of Formation and the Amended and Restated Operating Agreement of the General Partner will not have been amended in any manner that would affect any legal conclusion set forth herein, (iii) any Supplemental Indenture to either Indenture and any Board Resolution and/or any Officers' Certificate pursuant to either Indenture, pursuant to which, in any such case, any Debt Securities are issued will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such Supplemental Indenture) and any such Board Resolution and/or Officers' Certificate; and (iv) the form and terms of such Debt Securities, when established, and the issuance, sale and delivery thereof by the Partnership, and its incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof, will comply with, and will not violate, its Certificate of Limited Partnership or the Limited Partnership Agreement, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Partnership, or to which the issuance, sale and delivery of such Debt Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such

Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Holders") of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the General Partner (the "Board") and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

         Based on and subject to the foregoing, and subject also to the limitations and other qualifications set forth below:

         1.   With respect to the Common Units, we are of the opinion that, when
(a) the Partnership and the General Partner have taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, (b) with respect to the Secondary Common Units issuable upon conversion of Subordinated Units, when the conditions set forth in the Partnership Agreement with respect to such conversion have been met and such Secondary Common Units have been issued in accordance with the terms thereof, and (c) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters described below:

         - If a court were to determine that the existence or exercise of the right provided in the Limited Partnership Agreement by holders of the Common Units and subordinated units (the "Limited Partners") of the Partnership as a group (i) to remove or replace the General Partner, (ii) to approve certain amendments to the Limited Partnership Agreement, or (iii) to take certain other actions under the Limited Partnership Agreement constitutes "participation in the control" of the Partnership's business for the purposes of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), then the Limited Partners could be held personally liable for the Partnership's obligations under the laws of Delaware, to the same extent as the General Partner with respect to persons who transact business with the Partnership reasonably believing, based on the conduct of any of the Limited Partners, that such Limited Partner is a general partner;

         - Section 17-607 of the Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that it was made in violation of the Delaware Act shall be liable to the limited partnership for three years for the amount of the distribution; and

         - Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If a court were to determine that the Partnership was, by virtue of its limited interest in Alliance Operating Partners, L.P. or otherwise, conducting business in any state without compliance with the applicable limited partnership statute, then the Limited Partners could be held personally liable for the Partnership's obligations under the law of that jurisdiction to the same extent as the General Partner under the circumstances.

         2. With respect to any series of Debt Securities to be issued under the Senior Indenture, we are of the opinion that, when (a) the Senior Indenture, all then existing supplements thereto, and the applicable supplement, if any, to the Senior Indenture, Board Resolution and/or Officers' Certificate, as the case may be, have been duly authorized and validly executed and delivered by or on behalf of the Partnership and the Trustee, (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership and the General Partner have taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) such series of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Partnership.

         3. With respect to any series of Debt Securities to be issued under the Subordinated Indenture, we are of the opinion that, when (a) the Subordinated Indenture, all then existing supplements thereto, and the applicable supplement, if any, to the Subordinated Indenture, Board Resolution and/or Officers' Certificate, as the case may be, has been duly authorized and validly executed and delivered by or on behalf of the Partnership and the Trustee, (b) the Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership and the General Partner have taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) such series of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership.

         The validity and enforceability of any of the obligations of the Partnership with reference to the Debt Securities are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

         This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the adoption, execution and delivery, as applicable, of each Indenture, each Supplemental Indenture, Board Resolution and/or Officers' Certificate (as applicable), and of any underwriting agreement or similar agreement approved by the Board of Directors, in any such case in connection with an issuance of Debt Securities or Common Units, and at the time of the issuance and delivery of each Security (a) each of the Partnership and the General Partner will be validly existing in good standing under the law of the State of Delaware, will have full power and authority to adopt, execute, deliver and perform its obligations under such Indenture, Supplemental Indenture, Board Resolution, and/or Officers' Certificate, and each underwriting agreement or similar agreement, or Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) in the case of the Securities, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all such Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by or on behalf of the Partnership (if applicable) and the other parties thereto.

         With respect to our opinions expressed above as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply. Further to the foregoing, we express no opinion as to Clause (B) of the proviso to the definition of "Outstanding" in Section 101 of either Indenture.

         Further, we express no opinion as to any provision which: (1) relates to severability or separability; (2) relates to indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or which might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, fraud or unlawful conduct of an indemnified or exculpated party; (3) contains any agreement to agree with respect to compensation of the Trustee; or (4) purports to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing between the parties. We have also assumed in connection with our opinions in paragraphs 2 and 3 that all times material thereto there will be a single trustee appointed and acting for the holders of all series of Debt Securities from time to time issued and outstanding under the applicable Indenture.

         Further, we express no opinion as to the parenthetical expression contained in Section 607(1) of either Indenture.

         We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the Delaware Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express prior written consent.


                                       Very truly yours,

                                   /s/ ANDREWS & KURTH
                                       MAYOR, DAY, CALDWELL, & KEETON
                                       L.L.P.